Exhibit 99.1

TRxADE HEALTH, Inc. Amends Definitive Merger

Agreement with Superlatus, Inc.

NEW YORK, July 14, 2023 — TRxADE HEALTH, Inc. (NASDAQ: MEDS) (“TRxADE”), a pharmaceutical exchange platform provider, announced today that it entered into an amended and restated merger agreement with Superlatus, Inc. (“Superlatus”), a U.S.-based holding company of food products and distribution capabilities, which amends the terms of the original merger agreement entered into by the parties on June 30, 2023.

As restated, upon closing of the merger, shareholders of Superlatus will receive an aggregate of 30,821,941 shares of MEDS stock at $7.30 per share, which will be comprised of (i) 136,441 shares of MEDS common stock, representing 19.99% of the total issued and outstanding MEDS common stock at the closing of the merger, and (ii) 306,855 shares of a new class of MEDS non-voting convertible preferred stock with a conversion ratio of 100 to one, multiplied by such shareholder’s pro rata percentage ownership.

In addition, the amended and restated merger agreement provides that, effective one (1) business day immediately prior to the closing date (the “MEDS Rights Record Date”), TRxADE will issue to the shareholders of TRxADE as of the MEDS Rights Record Date, including the independent directors who are entitled to certain amount of MEDS common stock in connection with their 2023 annual compensation and regardless of whether the common stock has been issued or vest before the MEDS Rights Records Date (collectively, the “MEDS Rights Shareholders”), a non-transferrable right to receive one share of MEDS common stock at no cost (the “MEDS Rights”), with seven (7) MEDS Rights issued per share of common stock of TRxADE held as of the MEDS Rights Record Date.

For a full description of the amended and restated merger agreement, please see TRxADE’s Current Report on Form 8-K filed today with the Securities and Exchange Commission (the “SEC”).

About Superlatus, Inc.

Superlatus is a diversified food technology company with distribution capabilities. We scale food innovation and transformational change to our food systems to optimize food security and population health via innovative CPG products, agritech, foodtech, plant-based proteins and alt-proteins. We provide industry-leading processing and forming technologies that create high nutrition, high taste, and textured foods. Our management team consists of world-class food executives with an unparalleled understanding of technology and taste. For more information on Superlatus, please visit Superlatus’ website at https://www.superlatusfoods.com.

About TRxADE HEALTH, INC.

TRxADE is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S. TRxADE operates the TRxADE drug procurement marketplace serving approximately 14,500+ members nationwide, fostering price transparency and under the Bonum Health brand, offering patient centric telehealth services. For more information on TRxADE please visit TRxADE’s IR website at investors.trxadegroup.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about TRxADE and its industry, beliefs and assumptions. Such forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to the following: agreements with third parties; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; security interests under certain of our credit arrangements; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; claims relating to alleged violations of intellectual property rights of others; one or more conditions to closing of the proposed merger not being satisfied within the expected timeframe or at all or that the closing of the proposed merger does not occur; the outcome of any current legal proceedings or future legal proceedings that may be instituted against the parties or others, including proceedings related to the merger documents; the occurrence of any event, change or other circumstance or condition that could give rise to the termination or abandonment of the proposed merger; unanticipated difficulties or expenditures relating to the proposed merger; potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger; whether the combined business of TRxADE and Superlatus will be successful; and those areas detailed in TRxADE’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. TRxADE undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

No Offer or Solicitation

The securities issued in connection with the proposed merger are being offered in a transaction not involving a public offering and have not been registered under the Securities Act and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the Securities Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Investor Contact:

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Office: (646) 893-5835

Email: info@skylineccg.com